UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2021

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The information set forth in Item 8.01 of this Current Report on Form 8-K (the “Form 8-K”) below is incorporated by reference into this Item 2.02.

Item 8.01. Other Events.

As previously disclosed, Aziyo Biologics, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on November 16, 2021 notifying the Company that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A), which requires that the Company’s stockholders’ equity be at least $10.0 million for continued listing on the Nasdaq Global Market.

In response to such Notice, on December 30, 2021, the Company submitted a letter to Nasdaq indicating that as a result of the closing on December 8, 2021 of an equity offering in which the Company received gross proceeds in the aggregate of approximately $14.0 million, before deducting offering expenses, the Company expects to be deemed in compliance with the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A) by Nasdaq following the filing of its Annual Report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission (the “SEC”).

As an initial response to such correspondence, the Company expects to receive from Nasdaq a notice of conditional compliance with Nasdaq’s continued listing requirements and, following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, a notice confirming its compliance with Nasdaq’s continued listing requirements.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements and information concerning the Notice, the Company’s compliance with any Nasdaq Listing Rules or potential notices from Nasdaq, or containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), on November 10, 2021, and in other filings that the Company makes with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Additionally, any expected financial results discussed in this Form 8-K are preliminary and represent the most current information available to the Company’s management as of December 31, 2021, as financial closing procedures for the fiscal quarter and fiscal year ended December 31, 2021, respectively, are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the fiscal quarter and fiscal year ended December 31, 2021, respectively, and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for the fiscal year ended December 31, 2021. In addition, any such statements regarding the Company’s financial performance are not necessarily indicative of the Company’s financial performance that may be expected to occur for the fiscal quarter ending March 31, 2022 or for any future fiscal period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: January 7, 2022	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer